Exhibit 10.393

AMENDMENT TO PROMISSORY NOTE

THIS AMENDMENT TO PROMISSORY NOTE (this “Amendment”) is made and entered into as of the 25th day of March, 2015 by and between RIVERCHASE VILLAGE ADK, LLC, a Georgia limited liability company (“Riverchase”) and ADCARE HEALTH SYSTEMS, INC., a Georgia corporation (“AdCare”). Any capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Note (as defined below).

W I T N E S S E T H:

WHEREAS, on October 10, 2014, Riverchase executed and delivered to AdCare that certain Promissory Note in the amount of $177,323.00 (the “Note”).

WHEREAS, Riverchase and AdCare desire to modify and amend the Note and desire to set forth their agreement in writing.

NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Riverchase and AdCare agree that the Note shall be modified and amended in the following respects.

1.The Note is hereby amended by deleting the second paragraph in its entirety and by substituting the following in lieu thereof:

Riverchase acknowledges and agrees that the principal amount of this Note (the “Principal”) shall be increased from time to time by the amount of any real property tax payments made by AdCare with respect to the Riverchase Facility. The Principal shall not bear interest.

2.	In all other respects, the Note is hereby ratified and confirmed in its entirety.

IN WITNESS WHEREOF, Riverchase and AdCare have caused this Amendment to be executed as of the date first written hereinabove.

[Intentionally Blank; Signatures on Following Page]

HNZW/502662_1.docx/3583-1

RIVERCHASE:

RIVERCHASE VILLAGE ADK, LLC,
a Georgia limited liability company

By:	/s/ Christopher F. Brogdon
Name:	Christopher F. Brogdon
Title:	Manager

ADCARE:

ADCARE HEALTH SYSTEMS, INC.,
a Georgia corporation

By:	/s/ William McBride
Name:	William McBride
Title:	CEO

HNZW/502662_1.docx/3583-1

HNZW/502662_1.docx/3583-1